Lawrence Firestone Joins Eastside Distilling’s Board of Directors

Company regains compliance with Nasdaq listing rules

PORTLAND, Ore., September 24, 2019—Eastside Distilling, Inc. (NASDAQ: EAST) today announced the appointment of Lawrence (Larry) Firestone to the Company’s board of directors, effective September 19, 2019. Mr. Firestone was also appointed to be a member of and the Chair of the Audit Committee, as well as a member of the Nominating and Corporate Governance Committee and Compensation Committee.

Mr. Firestone has over 35 years of enterprise, operations and financial management experience in both public and private companies, with tenures as CEO, CFO and COO across multiple industry sectors, and public company board member experience including service as audit committee financial expert and chair. Mr. Firestone is currently Executive Vice President and Chief Financial Officer of Akonni Biosystems, a privately-held developer of molecular diagnostic platforms, as well as Chairman of FirePower Technology, a privately held manufacturer of ATX power supplies for the IT and instrumentation markets. His public company experience includes CEO and board member of Qualstar Corporation, CFO of Advanced Energy Industries, and CFO of Applied Films Corporation, as well as a member of the board of CVD Equipment, Amtech Systems, and Hyperspace Communications. Mr. Firestone received his Bachelor of Science in Business Administration with a concentration in Accounting from Slippery Rock University of Pennsylvania.

Paul Shoen, Chairman of Eastside Distilling, commented, “I am pleased to welcome Larry to the Eastside board of directors. Larry’s background as a hands-on executive with financial reporting expertise, as well as public company board member experience, will serve the board and shareholders well. I look forward to his contributions.”

Mr. Firestone becomes Eastside Distilling’s sixth board member and fourth to be classified as independent under Nasdaq’s listing rules. On September 23, 2019, Nasdaq notified Eastside Distilling that as a result of the appointment of Firestone, along with the recent appointments of independent Directors Shawn Willard and Geoffrey Gwin on August 27, 2019, the Company is in compliance with Nasdaq’s listing Rules and that the Nasdaq matter (reported in the Company’s Form 8-K dated August 19, 2019) has been closed.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon since 2008. The company is distinguished by its highly decorated product lineup that includes Burnside Bourbon, West End American Whiskey, Goose Hollow Reserve, Below Deck Rums, Portland Potato Vodka, Hue-Hue Coffee Rum and a distinctive line of fruit infused spirits. Eastside Distilling also owns Big Bottom Distilling (makers of The Ninety One Gin, Navy Strength Gin and Delta Rye whiskey) and the Redneck Riviera Whiskey Co. All Eastside, Big Bottom and Redneck Riviera spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Bottling subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners. For more information visit: www.eastsidedistilling.com or follow the company on Twitter and Facebook.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue, and profitability. The Company assumes no obligation to update the cautionary information in this release.

Company Contact:

Eastside Distilling

Steve Shum

971-888-4264

inquiries@eastsidedistilling.com

Investors:

Robert Blum

Lytham Partners, LLC

(602) 889-9700

east@lythampartners.com